Exhibit 99.1
Upstart Announces First Quarter 2023 Results

SAN MATEO, Calif. – May 9, 2023 – Upstart Holdings, Inc. (NASDAQ: UPST), a leading artificial intelligence (AI) lending marketplace, today announced financial results for its first quarter of fiscal year 2023 ended March 31, 2023. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“I’m pleased with the progress we made in Q1 against the objectives I set out last quarter,” said Dave Girouard, co-founder and CEO of Upstart. “Despite the headwinds facing our industry, we secured multiple long-term funding agreements, together expected to deliver more than $2 billion to the Upstart platform over the next 12 months.”

First Quarter 2023 Financial Highlights
•Revenue. Total revenue was $103 million, a decrease of 67% from the first quarter of 2022. Total fee revenue was $117 million, a decrease of 63% year-over-year.

•Transaction Volume and Conversion Rate. Lending partners originated 84,084 loans, totaling $997 million across our platform in the first quarter of 2023, down 78% from the same quarter of the prior year. Conversion on rate requests was 8% in the first quarter of 2023, down from 21% in the same quarter of the prior year.

•Income (Loss) from Operations. Income (loss) from operations was $(132) million, down from $34.8 million in the same quarter of the prior year.

•Net Income (Loss) and EPS. GAAP net income (loss) was $(129) million, down from $32.7 million in the first quarter of 2022. Adjusted net income (loss) was $(38.7) million, down from $58.6 million in the same quarter of the prior year. Accordingly, GAAP diluted earnings per share was $(1.58), and diluted adjusted earnings per share was $(0.47) based on the weighted-average common shares outstanding during the quarter.

•Contribution Profit. Contribution profit was $67.6 million in the first quarter of 2023, down 54% year-over-year, with a contribution margin of 58% compared to a 47% contribution margin in the same quarter of the prior year.

•Adjusted EBITDA. Adjusted EBITDA was $(31.1) million, down from $62.6 million in the same quarter of the prior year. The first quarter 2023 adjusted EBITDA margin was (30)% of total revenue, down from 20% in the same quarter of 2022.

Financial Outlook
For the second quarter of 2023, Upstart expects:
•Revenue of approximately $135 million
◦Revenue From Fees of approximately $130 million
◦Net Interest Income (Loss) of approximately $5 million
•Contribution Margin of approximately 60%
•Net Income (Loss) of approximately $(40) million
•Adjusted Net Income (Loss) of approximately $(7) million
•Adjusted EBITDA of approximately $0 million
•Basic Weighted-Average Share Count of approximately 83.1 million shares
•Diluted Weighted-Average Share Count of approximately 83.1 million shares

Upstart has not reconciled the forward-looking non-GAAP measures above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Key Operating Metrics and Non-GAAP Financial Measures
For a description of our key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled "About Non-GAAP Financial Measures” below.

Conference Call and Webcast
•Live Conference Call and Webcast at 1:30 p.m. PT on May 9, 2023. To access the call in the U.S. and Canada, dial +1 888-254-3590, conference code 1363719, and outside of the U.S. and Canada, dial +1 323-994-2093, conference code 1363719. A webcast is available at ir.upstart.com.
•Event Replay. To replay the call in the U.S. and Canada, dial +1 888-203-1112 (code 1363719), and outside of the U.S. and Canada, dial +1 719-457-0820 (code 1363719). A call replay is available through May 16, 2023. The webcast will be archived for one year at ir.upstart.com.

About Upstart
Upstart is a leading AI lending marketplace partnering with banks and credit unions to expand access to affordable credit. By leveraging Upstart's AI marketplace, Upstart-powered banks and credit unions can have higher approval rates and lower loss rates across races, ages and genders, while simultaneously delivering the exceptional digital-first lending experience their customers demand. More than two-thirds of Upstart loans are approved instantly and are fully automated. Upstart was founded by ex-Googlers in 2012 and is based in San Mateo, California and Columbus, Ohio.

Press
press@upstart.com

Investors
Jason Schmidt
Vice President, Investor Relations
ir@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding our outlook for the second quarter of 2023 and our expectations regarding our long-term funding agreements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "target", "aim", "believe", "may", "will", "should", "becoming", "look forward", "could", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities; assumptions; risks; future performance; business; investments; and results of operations, including revenue (including revenue from fees and net interest income (loss)), contribution margin, net income (loss), non-GAAP adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, basic weighted-average share count and diluted weighted-average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our future growth prospects and financial performance;

our ability to manage the adverse effects of macroeconomic conditions and disruptions in the banking sector and credit markets, including inflation and related monetary policy changes, such as increasing interest rates; our ability to access sufficient loan funding, including in the securitization and whole loan sale markets; the effectiveness of our credit decisioning models and risk management efforts; our ability to achieve the expected cost savings from our reductions in workforce; geopolitical events, such as the Russia-Ukraine conflict; our ability to retain existing, and attract new, lending partners; and our ability to operate successfully in a highly-regulated industry.

Key Operating Metrics
We review a number of operating metrics, including transaction volume, dollars; transaction volume, number of loans; and conversion rate to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define “transaction volume, dollars” as the total principal of loans transacted on our platform between a borrower and the originating lending partner during the period presented. We define “transaction volume, number of loans” as the number of loans facilitated on our platform between a borrower and the originating lending partner during the period presented. We believe these metrics are good proxies for our overall scale and reach as a platform.
We define “conversion rate” as the number of loans transacted in a period divided by the number of rate inquiries received that we estimate to be legitimate, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

About Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of contribution profit, contribution margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), and adjusted net income (loss) per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and certain payroll tax expense, expense on convertible notes, depreciation, amortization, and other non-operating expenses. We exclude stock-based compensation, expense on convertible notes and other non-operating expenses because they are non-cash in nature and excluded in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•    Contribution Profit is not a GAAP financial measure of, nor does it imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;
•    Contribution Profit does not reflect all of our variable expenses and involves some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;
•    Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•    Adjusted EBITDA excludes stock-based compensation expense, reorganization expense, and certain employer payroll taxes on employee stock transactions, and reorganization expenses. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. The amount of employer payroll tax-related expense on employee stock transactions is dependent on our stock price and other factors that are beyond our control and which may not correlate to the operation of the business;
•    Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•    The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below.

UPSTART HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)

	December 31,	March 31,
	2022	2023
Assets
Cash	$422,411	$386,942
Restricted cash	110,056	64,917
Loans (at fair value)	1,010,421	982,229
Property, equipment, and software, net	44,168	46,977
Operating lease right of use assets	86,335	83,382
Non-marketable equity securities	41,250	41,250
Goodwill	67,062	67,062
Intangible assets, net	15,631	14,562
Other assets (includes $42,648 and $44,096 at fair value as of December 31, 2022 and March 31, 2023, respectively)	138,720	134,399
Total assets	$1,936,054	$1,821,720
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$18,715	$6,553
Payable to investors	90,777	41,047
Borrowings	986,394	1,000,871
Accrued expenses and other liabilities (includes $8,820 and $7,591 at fair value as of December 31, 2022 and March 31, 2023, respectively)	66,946	46,991
Operating lease liabilities	100,787	99,050
Total liabilities	1,263,619	1,194,512
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 81,259,676 and 82,600,748, shares issued and outstanding as of December 31, 2022 and March 31, 2023, respectively	8	8
Additional paid-in capital	714,871	798,898
Accumulated deficit	(42,444)	(171,698)
Total stockholders’ equity	672,435	627,208
Total liabilities and stockholders’ equity	$1,936,054	$1,821,720

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2022	2023
Revenue:
Revenue from fees, net	$313,982	$117,141
Interest income and fair value adjustments, net:
Interest income	15,134	45,315
Interest expense	(959)	(7,132)
Fair value and other adjustments	(18,021)	(52,397)
Total interest income and fair value adjustments, net	(3,846)	(14,214)
Total revenue	310,136	102,927
Operating expenses:
Sales and marketing	133,449	31,438
Customer operations	48,407	40,590
Engineering and product development	49,991	110,071
General, administrative, and other	43,456	52,663
Total operating expenses	275,303	234,762
Income (loss) from operations	34,833	(131,835)
Other income (expense), net	(2,122)	2,597
Net income (loss) before income taxes	32,711	(129,238)
Provision for income taxes	19	16
Net income (loss)	$32,692	$(129,254)

Net income (loss) per share, basic	$0.39	$(1.58)
Net income (loss) per share, diluted	$0.34	$(1.58)
Weighted-average number of shares outstanding used in computing net income per share (loss), basic	84,230,445	81,911,433
Weighted-average number of shares outstanding used in computing net income (loss) per share, diluted	95,457,776	81,911,433

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Three Months Ended March 31,
	2022	2023
Cash flows from operating activities
Net income (loss)	$32,692	$(129,254)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in fair value of financial instruments	18,356	59,046
Stock-based compensation	25,050	74,109
Gain on loan servicing arrangement, net	(8,705)	(3,613)
Depreciation and amortization	2,781	6,441
Non-cash interest expense	776	766
Other	—	(974)
Net changes in operating assets and liabilities:
Purchase of loans held-for-sale	(3,457,784)	(510,003)
Proceeds from sale of loans held-for-sale	3,065,358	449,339
Principal payments received for loans held-for-sale	20,328	57,949
Other assets	7,287	306
Operating lease liability and right-of-use asset	2,584	1,216
Accounts payable	3,371	(12,170)
Payable to investors	32,204	(49,730)
Accrued expenses and other liabilities	(11,093)	(19,155)
Net cash used in operating activities	(266,795)	(75,727)

Cash flows from investing activities
Purchase of loans held-for-investment	—	(46,382)
Principal payments received for loans held-for-investment	9,397	24,422
Principal payments received for notes receivable and repayments of residual certificates	2,067	1,566
Purchase of non-marketable equity securities	(1,000)	—
Purchase of property and equipment	(1,629)	(1,111)
Capitalized software costs	(3,658)	(4,347)
Net cash used in investing activities	5,177	(25,852)

Cash flows from financing activities
Proceeds from borrowings	80,004	60,673
Repayments of borrowings	(6,990)	(46,962)
Proceeds from issuance of common stock under employee stock purchase plan	4,431	5,728
Proceeds from exercise of stock options	5,626	1,537
Taxes paid related to net share settlement of equity awards	—	(5)
Net cash provided by financing activities	83,071	20,971
Change in cash and restricted cash	(178,547)	(80,608)
Cash and restricted cash at beginning of period	1,191,241	532,467
Cash and restricted cash at end of period	$1,012,694	$451,859

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2022	2023
Revenue from fees, net	$313,982	$117,141
Income (loss) from operations	34,833	(131,835)
Operating Margin	11%	(113)%
Sales and marketing, net of borrower acquisition costs(1)	$9,635	$11,726
Customer operations, net of borrower verification and servicing costs(2)	6,080	10,784
Engineering and product development	49,991	110,071
General, administrative, and other	43,456	52,663
Interest income and fair value adjustments, net	3,846	14,214
Contribution Profit	$147,841	$67,623
Contribution Margin	47%	58%
_________
(1)Borrower acquisition costs were $123.8 million and $19.7 million for the three months ended March 31, 2022 and 2023, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities. These costs do not include reorganization expenses associated with the January 2023 Plan.
(2)Borrower verification and servicing costs were $42.3 million and $29.8 million for the three months ended March 31, 2022 and 2023, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans. These costs do not include reorganization expenses associated with the January 2023 Plan.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2022	2023
Total revenue	$310,136	$102,927
Net income (loss)	32,692	(129,254)
Net Income (Loss) Margin	11%	(126)%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$25,929	$75,026
Depreciation and amortization	2,781	6,441
Reorganization expenses	—	15,536
Expense on convertible notes	1,169	1,174
Provision for income taxes	19	16
Adjusted EBITDA	$62,590	$(31,061)
Adjusted EBITDA Margin	20%	(30)%
_________
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2022	2023
Net income (loss)	$32,692	$(129,254)
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	25,929	75,026
Reorganization expenses	—	15,536
Adjusted Net Income (Loss)	$58,621	$(38,692)
Net income (loss) per share:
Basic	$0.39	$(1.58)
Diluted	$0.34	$(1.58)
Adjusted Net Income (Loss) per Share:
Basic	$0.70	$(0.47)
Diluted	$0.61	$(0.47)
Weighted-average common shares outstanding:
Basic	84,230,445	81,911,433
Diluted	95,457,776	81,911,433
_________
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.